Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm, Reports to Shareholders, and Financial Statements” in the Statement of Additional Information in Amendment Number 99 to the Investors Cash Trust Registration Statement (Form N-1A, No. 811-06103) and to the incorporation by reference of our report dated May 22, 2019 on the financial statements of DWS Central Cash Management Government Fund (one of the funds constituting Investors Cash Trust) included in the Fund’s Annual Report for the fiscal year ended March 31, 2019.

                                                                                                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 23, 2019